Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	SilverCrest Metals Inc.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/29/2024
Reporting Entity ESTMA Identification Number	E618518		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Anne Yong				Date	5/29/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	SilverCrest Metals Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E618518
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Government of Mexico	Secretary of Economy			718,962					718,962
Mexico	Government of Mexico	Sonora University			1,714					1,714
Mexico	Government of Mexico	Secretary of Environment and Natural Resources			4,430					4,430
Mexico	Government of Mexico	Secretary of Tax Administration	329,465		306,801					636,266
Mexico	Government of Mexico	National Commision of Nuclear Security and Safety			535					535
Mexico	Government of Mexico	Secretary of National Defense			6,120					6,120
Mexico	Government of Mexico	Social Security Mexican Institute			2,834,969					2,834,969
Mexico	Government of Mexico	State of Sonora Workers Training Institute			6,046					6,046
Mexico	Goverment of the State of Sonora		388,467		7,971					396,438
Mexico	Goverment of the State of Sonora	Hermosillo Water Commision			3,479					3,479
Mexico	Goverment of the State of Sonora	Ecology and Sustainable Development Commission			912					912
Additional Notes:	Figures reported above were translated from MXN to CAD using the annual average exchange rate of 0.07618 CAD per 1 MXN. To consult the source exchange rate data, please refer to https://www.bankofcanada.ca/rates/exchange/annual-average-exchange-rates/.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	SilverCrest Metals Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E618518
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	Angel de Plata			19,199					19,199
Mexico	Cruz de Mayo			13,446					13,446
Mexico	El Picacho			609,484					609,484
Mexico	Estacion Llano			36,890					36,890
Mexico	Las Chispas	717,932		3,212,921					3,930,853
Additional Notes[3]:	Figures reported above were translated from MXN to CAD using the annual average exchange rate of 0.07618 CAD per 1 MXN. To consult the source exchange rate data, please refer to https://www.bankofcanada.ca/rates/exchange/annual-average-exchange-rates/.